Exhibit 10.1
SUPPORT AGREEMENT
BY AND AMONG
BUCKEYE PARTNERS, L.P.
AND
BGH GP HOLDINGS, LLC
ARCLIGHT ENERGY PARTNERS FUND III, L.P.
ARCLIGHT ENERGY PARTNERS FUND IV, L.P.
KELSO INVESTMENT ASSOCIATES VII, L.P.
KEP VI, LLC
DATED AS OF JUNE 10, 2010

SUPPORT AGREEMENT
     SUPPORT AGREEMENT, dated as of June 10, 2010 (this “Agreement”), by and among Buckeye Partners, L.P., a Delaware limited partnership (“Partners”), and BGH GP Holdings, LLC, a Delaware limited liability company (“Holdings Unitholder”), ArcLight Energy Partners Fund III, L.P., a Delaware limited partnership, ArcLight Energy Partners Fund IV, L.P., a Delaware limited partnership, Kelso Investment Associates VII, L.P., a Delaware limited partnership, and KEP VI, LLC, a Delaware limited liability company (collectively, the “Unitholders” and, individually, a “Unitholder”).
W I T N E S S E T H:
     Whereas, concurrently with the execution of this Agreement, Partners, Buckeye GP LLC, a Delaware limited liability company (“Partners GP”), Buckeye GP Holdings L.P., a Delaware limited partnership (“Holdings”), MainLine Management LLC, a Delaware limited liability company (“Holdings GP”), and Grand Ohio, LLC, a Delaware limited liability company (“MergerCo”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, MergerCo will merge with and into Holdings and each outstanding Common Unit and Management Unit of Holdings will be converted into the right to receive the merger consideration specified therein;
     Whereas, as of the date hereof, each Unitholder is the record and/or beneficial owner, in the aggregate, of the number of Common Units and Management Units set forth opposite such Unitholder’s name on Schedule I hereto (the “Existing Units”); and
     Whereas, as a material inducement to Partners entering into the Merger Agreement, Partners has required that the Unitholders agree, and the Unitholders have agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Existing Units set forth herein.
     Now Therefore, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
GENERAL
     1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.
     “Affiliate” has the meaning set forth in Rule 405 of the rules and regulations under the Securities Act, unless otherwise expressly stated herein. For purposes of this Agreement, with respect to each Unitholder or other Person, Affiliate shall not include Holdings or any Person that is directly or indirectly, through one or more intermediaries, controlled by Holdings. For the avoidance of doubt, no officer or director of Holdings, Holdings GP, Partners, Partners GP or any of their controlled Affiliates shall be deemed to be an Affiliate of a Unitholder or other Person by virtue of his or her status as a director or officer of Holdings, Holdings GP, Partners, Partners GP or any of their controlled Affiliates.
     “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.
     “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).
ARTICLE II
VOTING
     2.1 Agreement to Vote. Each Unitholder hereby irrevocably and unconditionally agrees that, during the term of this Agreement, at the Holdings Meeting and at any other meeting of the unitholders of Holdings, however called, including any adjournment or postponement thereof, and in connection with any written consent of the unitholders of Holdings relating to the Merger or an Acquisition Proposal, such Unitholder shall to the fullest extent that the Existing Units are entitled to vote thereon or consent thereto:
          (a) appear at each such meeting or otherwise cause its Existing Units to be counted as present thereat for purposes of calculating a quorum; and
          (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering all of the Existing Units (i) in favor of the approval and adoption of the Merger Agreement, the approval of the Merger and any other action required in furtherance thereof submitted for the vote or written consent of unitholders; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Holdings or Holdings GP contained in the Merger Agreement; (iii) against any Acquisition Proposal; and (iv) against any action, agreement or transaction that would or would reasonably be expected to materially impede, interfere with, delay, postpone, discourage, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement.
     2.2 No Inconsistent Agreements. Each Unitholder hereby covenants and agrees that, except for this Agreement, such Unitholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Existing Units, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Existing Units (other than a proxy or proxies to vote its Existing Units in a manner consistent with this Agreement) and (c) shall not knowingly take any action at any time while this Agreement remains in effect that would make any representation or warranty of such Unitholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Unitholder from performing any of its obligations under this Agreement in any material respect.
     2.3 Proxy. In order to secure the obligations set forth herein, Unitholder hereby irrevocably appoints during the term of this Agreement as its proxy and attorney-in-fact, as the case may be Keith St.Clair and William Schmidt, in their respective capacities as officers of Partners or Partners GP, and any individual who shall hereafter succeed to any such officer of Partners or Partners GP, as the case may be, and any other Person designated in writing by Partners or Partners GP (collectively, the “Grantees”), each of them individually, with full power of substitution, to vote or execute written consents with respect to the Existing Units in accordance with Section 2.1 and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meeting of the Unitholders of Holdings at which any of the matters described in Section 2.1(b) are to be considered; provided that any exercise of this proxy by such Grantees shall be subject to the approval of such exercise by the Partners Audit Committee. To the fullest extent permitted by law, this proxy is coupled with an interest and shall be irrevocable, and each Unitholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Unitholder with respect to the Existing Units to the extent that such proxy is inconsistent with the provisions of this Agreement. Partners may terminate this proxy with respect to any Unitholder at any time at its sole election by written notice provided to such Unitholder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of Each Unitholder. Each Unitholder hereby severally but not jointly represents and warrants to Partners as follows:
          (a) Organization; Authorization; Validity of Agreement; Necessary Action. Such Unitholder has the requisite power and authority to execute and deliver this

Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Unitholder of this Agreement, the performance by it of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Unitholder, and no other actions or proceedings on the part of such Unitholder are necessary to authorize the execution and delivery of this Agreement, the performance by such Unitholder of its obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Unitholder and, assuming the due authorization, execution and delivery of this Agreement by Partners, constitutes a legal, valid and binding agreement of such Unitholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.
          (b) Ownership. Such Unitholder’s Existing Units are Beneficially Owned by such Unitholder as set forth on Schedule I hereto. Holdings Unitholder has good and marketable title to the Existing Units, free and clear of any Lien. Holdings Unitholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of Holdings Unitholder’s Existing Units.
          (c) No Violation. Neither the execution and delivery of this Agreement by such Unitholder nor the performance by such Unitholder of its obligations under this Agreement will (i) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the Existing Units or result in being declared void, voidable, or without further binding effect, or otherwise result in a material detriment to such Unitholder under, any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which such Unitholder is a party or by which such Unitholder or any of its respective properties, rights or assets may be bound or (ii) violate any judgments, decrees, injunctions, rulings, awards, settlements, stipulations, orders (collectively, “Orders”) or laws applicable to such Unitholder or any of its material properties, rights or assets or result in a violation or breach of or conflict with its certificate of incorporation or bylaws, partnership agreement, or limited liability company agreement (as applicable).
          (d) Consents and Approvals. No consent, approval, Order or authorization of, or registration, declaration or filing with, any governmental authority is necessary to be obtained or made by such Unitholder in connection with such Unitholder’s execution, delivery and performance of this Agreement or the consummation by such Unitholder of the transactions contemplated hereby, except (i) for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) as set forth in the Merger Agreement or (iii) as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Unitholder’s ability to perform its obligations hereunder.

          (e) Absence of Litigation. There is no action, litigation or proceeding pending and no Order of any governmental authority outstanding nor, to the knowledge of such Unitholder, is any such action, litigation, proceeding or Order threatened, against such Unitholder or its Existing Units which may prevent or materially delay such Unitholder from performing its obligations under this Agreement or consummating the transactions contemplated hereby.
          (f) Reliance by Partners. Such Unitholder understands and acknowledges that Partners is entering into the Merger Agreement in reliance upon such Unitholder’s execution and delivery of this Agreement and the representations and warranties of such Unitholder contained herein.
     3.2 Representations and Warranties of Partners. Partners hereby represents and warrants to each Unitholder that the execution and delivery of this Agreement by Partners and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Partners.
ARTICLE IV
OTHER COVENANTS
     4.1 Prohibition on Transfers, Other Actions. Each Unitholder hereby agrees not to (i) acquire any additional Common Units or Management Units or other voting equity interests of Holdings or any securities convertible into or exchangeable for Common Units or other voting equity interests of Holdings (other than the acquisition of additional Common Units upon conversion of Management Units outstanding as of the date hereof), (ii) Transfer any of the Existing Units, Beneficial Ownership thereof or any other interest therein; (iii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, Unitholder’s representations, warranties, covenants and obligations under this Agreement; or (iv) take any action that could restrict or otherwise affect Unitholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Any Transfer in violation of this provision shall be null and void.
     4.2 Distributions, etc. In the event of a unit split, unit distribution, or any change in the Common Units and/or Management Units by reason of any split-up, reverse unit split, recapitalization, combination, reclassification, exchange of units or the like, the term “Existing Units” shall be deemed to refer to and include such units as well as all such unit distributions and any securities into which or for which any or all of such units may be changed or exchanged or which are received in such transaction.
     4.3 No Solicitation. Subject to Section 4.6, each Unitholder agrees that it will not, and shall use its reasonable best efforts to cause its Representatives not to, directly or indirectly through another Person, (i) knowingly solicit, initiate or encourage the submission of any Acquisition Proposal or the making or consummation thereof, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information about Holdings or

Partners in connection with, or otherwise cooperate in any way with, any Acquisition Proposal, (iii) make or participate in, directly or indirectly, a “soliciation” of “proxies” (as such terms are used in the rules of the U.S. Securities and Exchange Commission) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any Common Units or Management Units in connection with any vote or other action on any matter, other than to recommend that holders of Common Units and Management Units vote in favor of the approval and adoption of the Merger and the Merger Agreement and as otherwise expressly provided in this Agreement, or (iv) agree or publicly propose to do any of the foregoing. Each Unitholder hereby represents that, as of the date hereof, such Unitholder is not engaged in any discussions or negotiations with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause such Unitholder’s Representatives to immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal and request the prompt return or destruction of all confidential information previously furnished and will take commercially reasonable steps to inform its Representatives of the obligations undertaken by such Unitholder pursuant to this Agreement, including this Section 4.3.
     4.4 Notice of Proposals Regarding Prohibited Transactions. Each Unitholder hereby agrees to notify Partners as promptly as practicable (and in any event within 48 hours after receipt) in writing of any written inquiries or proposals which are received by, or any written requests for information from, or any written request to initiate negotiations or discussions with, Unitholder or any of its Affiliates (other than its Representatives acting in their capacity as an officer or director of Holdings GP) with respect to any Acquisition Proposal (including the material terms thereof and the identity of such person(s) making such inquiry or proposal, requesting such information or seeking to initiate such negotiations or discussions, as the case may be).
     4.5 Further Assurances. From time to time, at Partners’ request and without further consideration, each Unitholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.
     4.6 Unitholder Capacity. Each Unitholder has entered into this Agreement solely in its capacity as a Beneficial Owner of Existing Units. Notwithstanding anything to the contrary contained in this Agreement: (i) none of the provisions of this Agreement shall be construed to prohibit, limit or restrict any Representative of a Unitholder who is an officer of Holdings GP or Partners GP or a member of the Partners GP Board or Holdings GP Board from exercising his or her fiduciary duties to Holdings or Partners by voting or taking any other action whatsoever in his or her capacity as an officer or director, including with respect to the Merger Agreement and the transactions contemplated thereby; and (ii) no action taken by Holdings or Partners in respect of any Acquisition Proposal shall serve as the basis of a claim that a Unitholder is in breach of its obligations hereunder notwithstanding the fact that such Unitholder’s Representative, in his or her capacity as an officer or director of Holdings GP or Partners GP, has provided advice or assistance to Holdings or Partners in connection therewith.

     4.7 Continued Ownership of Holdings GP and General Partner Interest in Holdings.
          (a) Each of the Unitholders agrees not to Transfer its ownership interest in Holdings Unitholder, or Beneficial Ownership thereof or any other interest therein, and to cause Holdings Unitholder not to dissolve or liquidate, prior to the earlier of (i) the date of refinancing or termination of that certain Credit Agreement by and among Partners, the several banks and other financial institutions party thereto and the administrative agent, dated as of November 13, 2006, as amended, supplemented and modified from time to time or (ii) August 14, 2013, in one or more Transfers that would cause them to cease to collectively own, beneficially or of record, directly or indirectly at least 35% of the outstanding equity interests of Holdings Unitholder (such earlier date, the “Applicable Date”).
          (b) Holdings Unitholder agrees not to Transfer its ownership interest in Holdings GP, or Beneficial Ownership thereof or any other interest therein, and to cause Holdings GP not to dissolve or liquidate, prior to the Applicable Date.
          (c) Each of the Unitholders agrees to cause Holdings GP not to transfer its general partner interest in Holdings, or Beneficial Ownership thereof or any other interest therein, prior to the Applicable Date.
     4.8 Registration Rights. At the Effective Time, Partners and the Unitholders shall enter into a Registration Rights Agreement substantially in the form attached hereto as Annex A.
ARTICLE V
MISCELLANEOUS
     5.1 Termination. This Agreement shall remain in effect until the earliest to occur of (i) the Effective Time; (ii) a Holdings Change in Recommendation, (iii) the termination of the Merger Agreement in accordance with its terms; or (iv) the written agreement of the Unitholders and Partners to terminate this Agreement. After the occurrence of such applicable event, this Agreement shall terminate and be of no further force and effect; provided, that, notwithstanding termination of this Agreement upon the Effective Time under clause (i) above, Section 4.7 shall remain in full force and effect until the Applicable Date and this Article V (except Sections 5.2 and 5.3) shall remain in full force and effect until the Applicable Date. Nothing in this Section 5.1 and no termination of this Agreement shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such termination.
     5.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Partners any direct or indirect ownership or incidence of ownership of or with respect to any Existing Units. All rights, ownership and economic benefit relating to the Existing Units shall remain vested in and belong to each Unitholder, and Partners shall have no authority to direct such Unitholder in the voting (except as otherwise provided herein) or disposition of any of the Existing Units.
     5.3 Publicity. Each Unitholder hereby permits Partners and Holdings to include and disclose in the Registration Statement, the Joint Proxy Statement and in such other schedules,

certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transaction contemplated in the Merger Agreement such Unitholder’s identity and ownership of the Existing Units and the nature of such Unitholder’s commitments, arrangements and understandings pursuant to this Agreement.
     5.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (1) on the date of delivery, if delivered personally, (2) on the first Business Day following the date of dispatch if delivered by a recognized next day courier service and (3) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
     If to Partners, to:
Buckeye Partners, L.P.
One Greenway Plaza, Suite 600
Houston, TX 77046
Attention: General Counsel
     With copies to:
Buckeye Partners, L.P.
One Greenway Plaza, Suite 600
Houston, TX 77046
Attention: Chairman of the Audit Committee
and
Prickett, Jones & Elliott, P.A.
1310 King Street
Wilmington, DE 19801
Tel: 302.888.6500
Fax: 302.658.8111
Attention: John H. Small, Esq.
and
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, NY 10103
Tel: 212.237.0000
Attention: Michael J. Swidler, Esq.

     If to a Unitholder, to:
ArcLight Capital Partners, LLC
Attn: John A. Tisdale
200 Clarendon Street, 55th Floor
John Hancock Tower
Boston, MA 02117
Fax: (617) 867-4698
and
Kelso & Company
Attn: Jim Connors
320 Park Ave., 24th Floor
New York, New York. 10022
Fax: (212) 223-2379
and
BGH GP Holdings, LLC
C/o ArcLight Capital Partners, LLC
Attn: John A. Tisdale
200 Clarendon Street, 55th Floor
John Hancock Tower
Boston, MA 02117
Fax: (617) 867-4698
          with a copy to:
Latham & Watkins LLP
Attn: William N. Finnegan IV, Esq.
          Sean T. Wheeler, Esq.
717 Texas Avenue, Suite 1600
Houston, Texas 77002
Fax: (713) 546-5401
     5.5 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.
     5.6 Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     5.7 Entire Agreement. This Agreement, together with the schedule annexed hereto, and, solely to the extent of the defined terms referenced herein and as provided in Section 4.3 hereof, the Merger Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.
     5.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (and any appellate court of the State of Delaware) and the Federal courts of the United States of America located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or a Federal court of the United States of America located in the State of Delaware. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.4 shall be deemed effective service of process on such party.
          (b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR

ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8.
     5.9 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Partners and each Unitholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Partners and the Unitholders.
     5.10 Remedies.
          (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
          (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
     5.11 Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any party or its equityholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.
     5.12 Action by Partners. No waiver, consent or other action by or on behalf of Partners pursuant to or as contemplated by this Agreement shall have any effect unless such waiver, consent or other action is expressly approved by the Partners Audit Committee. No act or failure to act by the Partner GP Board shall constitute a breach by Partners or Partners GP of this Agreement unless such act or failure to act is expressly approved by the Partners Audit Committee.
     5.13 Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than (a) the parties hereto or (b) the parties’ respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC, its General Partner

	By:	/s/ Keith E. St.Clair

		Name:	Keith E. St.Clair
		Title:	Senior Vice President and Chief Financial Officer
Signature Page to Support Agreement

BGH GP HOLDINGS, LLC
By:	/s/ Frank Loverro
	Name:	Frank Loverro
	Title:	Director

Signature Page to Support Agreement

ARCLIGHT ENERGY PARTNERS FUND III, L.P.

By:	ArcLight PEF GP III, LLC,
Its General Partner

	By:	ArcLight Capital Holdings, LLC
Its Manager

		By:	/s/ Daniel R. Revers

Name: Daniel R. Revers
Title: Manager

ARCLIGHT ENERGY PARTNERS FUND IV, L.P.

By:	ArcLight PEF GP IV, LLC,
Its General Partner

	By:	ArcLight Capital Holdings, LLC
Its Manager

		By:	/s/ Daniel R. Revers

Name: Daniel R. Revers
Title: Manager
Signature Page to Support Agreement

KELSO INVESTMENT ASSOCIATES VII, L.P.

By:	Kelso GP VII, L.P. , its general partner

	By:	Kelso GP VII, LLC, its general partner

		By:	/s/ Christopher L. Collins

Name: Christopher L. Collins
Title: Managing Member

KEP VI, LLC

By:	/s/ Christopher L. Collins

	Name:	Christopher L. Collins
	Title:	Managing Member
Signature Page to Support Agreement

Schedule I
UNITHOLDER INFORMATION

	Existing Units
	Common Units		Management Units
	Record	Beneficial	Record	Beneficial
Name	Ownership	Ownership	Ownership	Ownership
BGH GP Holdings, LLC	17,001,766	17,004,596	509,141	509,141
ArcLight Energy Partners Fund III, L.P.	0	0	0	0
ArcLight Energy Partners Fund IV, L.P.	0	0	0	0
Kelso Investment Associates VII, L.P.	0	0	0	0
KEP VI, LLC	0	0	0	0

Annex A
FORM OF REGISTRATION RIGHTS AGREEMENT